Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Erik Levine, the President and Chief Executive Officer of Bailey Frances Corporation, hereby certify, that, to my knowledge:

1.	The Quarterly Report on Form 10-Q for the quarter ending October 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the quarter ending October 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Bailey Frances Corporation.

Date: February 7, 2013

BAILEY FRANCES CORPORATION

By: /s/ Erik Levine
Erik Levine Principal Executive Officer Principal Financial Officer